Exhibit 10.1

QUOTIENT TECHNOLOGY INC.

NOTICE OF GRANT OF RESTRICTED STOCK UNITS

Quotient Technology Inc. (f/k/a Coupons.com Incorporated) (the “Company”) has granted to the Participant an award (the “Award”) of certain units pursuant to the Quotient Technology Inc. 2013 Equity Incentive Plan (the “Plan”), each of which represents the right to receive on the applicable Settlement Date one (1) share of Stock, as follows:

Participant:	Employee ID:
Date of Grant:
Total Number of Units:	[NUMBER], subject to adjustment as provided by the Restricted Stock Units Agreement.
Settlement Date:	Except as provided by the Restricted Stock Units Agreement, the date on which a Unit becomes a Vested Unit.
Vesting Start Date:
Vested Units:

[INSERT VESTING SCHEDULE, e.g.: Except as provided in the Restricted Stock Units Agreement or the Plan, and provided that the Participant’s Service has not terminated prior to the applicable date, the number of Vested Units (disregarding any resulting fractional Unit) as of any date is determined by multiplying the Total Number of Units by the “Vested Ratio” determined as of such date, as follows:

Vested Ratio
	Prior to first anniversary of Vesting Start Date	0
	On first anniversary of Vesting Start Date (the “Initial Vesting Date”)	1/4
Plus
	For each additional three-month period from the Initial Vesting Date until the Vested Ratio equals 1/1, an additional	1/16]

By their signatures below or by electronic acceptance or authentication in a form authorized by the Company, the Company and the Participant agree that the Award is governed by this Grant Notice and by the provisions of the Restricted Stock Units Agreement and the Plan, both of which are made a part of this document, and by the Participant’s individual employment or severance agreement (the “Superseding Agreement”), if any.  The Participant acknowledges that a copy of the Plan and the Plan Prospectus are available on the Company’s internal web site and may be viewed and printed by the Participant for attachment to the Participant’s copy of the Restricted Stock Units Agreement and copy of this Grant Notice.  The Participant represents that the Participant has read and is familiar with the provisions of the Restricted Stock Units Agreement and the Plan, and hereby accepts the Award subject to all of their terms and conditions.

QUOTIENT TECHNOLOGY INC.		PARTICIPANT
By:
	Connie Chen	Signature
General Counsel, Compliance Officer & Secretary
Date
Address:	400 Logue Avenue
	Mountain View, California 94043	Address

DOC2_Notice_Grant_RSU_All

ATTACHMENTS:	Restricted Stock Units Agreement; Notice of Grant

Available on Company’s internal web site:

2013 Equity Incentive Plan, as amended to the Date of Grant; and Plan Prospectus

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